Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Municipal Value Fund, Inc.
811-5238

A special meeting of shareholders was held in the offices of Nuveen Investments on May 15, 2009, and was subsequently adjourned to June 17, 2009 and additionally adjourned to July 24, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the elimination of and approval of new Fundamental Investment Policies are as follows:

<c>Common shares

To approve the elimination of the
 Fund s fundamental policy
relating to investments in below
investment grade securities.

   For
             7,668,519
   Against
                956,668
   Abstain
                355,903
   Broker Non-Votes
             2,399,190
      Total
           11,380,280


To approve the elimination of the
 Fund s fundamental policy
relating to investing in municipal
 bonds rated within the four
highest grades.

   For
             7,656,474
   Against
                963,007
   Abstain
                361,609
   Broker Non-Votes
             2,399,190
      Total
           11,380,280


To approve the elimination of the
Fund s fundamental policy
relating to investment in below
investment grade securities.


   For
             7,635,434
   Against
                960,273
   Abstain
                385,383
   Broker Non-Votes
             2,399,190
      Total
           11,380,280


To approve the new fundamental
policy relating to investments in
municipal securities for the
Fund.

   For
             7,742,344
   Against
                875,421
   Abstain
                362,324
   Broker Non-Votes
             2,399,191
      Total
           11,379,280


To approve the elimination of the
fundamental policy relating to
commodities.

   For
             7,669,859
   Against
                924,484
   Abstain
                386,746
   Broker Non-Votes
             2,399,191
      Total
           11,380,280


To approve the new fundamental
policy relating to commodities.

   For
             7,616,602
   Against
                947,959
   Abstain
                416,528
   Broker Non-Votes
             2,399,191
      Total
           11,380,280


To approve the elimination of the
Fund s fundamental policy
relating to short sales.

   For
             7,658,356
   Against
                952,980
   Abstain
                369,753
   Broker Non-Votes
             2,399,191
      Total
           11,380,280


To approve the elimination of the
Fund s fundamental policy
relating to derivatives.


   For
             7,595,445
   Against
                978,381
   Abstain
                407,263
   Broker Non-Votes
             2,399,191
      Total
           11,380,280


To approve the elimination of the
Fund s fundamental policy
prohibiting investment in other
investment companies.

   For
             7,756,315
   Against
                873,665
   Abstain
                351,109
   Broker Non-Votes
             2,399,191
      Total
           11,380,280

Proxy materials are herein incorporated by reference to the SEC filing on April 2, 2009, under Conformed Submission Type DEF 14A, accession number 0000950137-09-002526.